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                                                                    EXHIBIT 4.9



                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is dated and effective as of December 15th, 1999, by Netzee, Inc., a Georgia corporation (the "Company"), DPSC Software, Inc., a California corporation ("Seller") and the persons named on the signature page hereto (collectively, the "Shareholders" and each, a "Shareholder"). The Company, the Seller and the Shareholders are hereinafter collectively called the "Parties."

         WHEREAS, the Company, Netcal, Inc., a Georgia corporation ("Purchaser"), Seller and the Shareholders have entered into an Asset Purchase Agreement dated as of December 15th, 1999 (the "Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue shares of the Company's common stock, without par value (the "Common Stock") and shares of the Company's Series A 8% Convertible Preferred Stock, without par value (the "Preferred Stock"), which are convertible into shares of Common Stock pursuant to the terms of the Articles of Amendment to the Company's Articles of Incorporation filed on or about the date hereof designating the preferences, limitations and relative rights of the Preferred Stock (the "Designations"); and

         WHEREAS, the Seller will acquire a total of 525,000 shares of Common Stock and 500,000 shares of Preferred Stock, subject to an escrow of a portion of such shares pursuant to the Purchase Agreement; and

         WHEREAS, the Company, the Seller and the Shareholders desire to provide for the rights of the Seller and the Shareholders with respect to the registration of the shares of Common Stock to be received by Seller and/or the Shareholders pursuant to the Purchase Agreement and pursuant to the conversion of shares of Preferred Stock held by them.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1.    Definitions. For purposes of this Agreement:

               (a) "1933 Act" means the United States Securities Act of 1933, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

               (b) "Commission" means the United States Securities and Exchange Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

               (c) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission, with no stop order having been issued with respect thereto;

               (d)       "Registrable Securities" means shares of Common Stock
(i) issued or issuable to the Seller pursuant to the Purchase Agreement and as may be distributed to the Shareholders by the Seller, (ii) issued upon conversion of the Preferred Stock, or (iii) issued as a dividend or other distribution with respect to, or in exchange or replacement of, the



Registration Rights Agreement Page 1 of 14
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foregoing, including in connection with any stock split, recapitalization or other similar corporate activity, but Registrable Securities shall not include any other shares of Common Stock acquired by the Seller or the Shareholders other than the foregoing;

               (e) "Holder" means the Seller and any Shareholder, if the Seller or such Shareholder holds Registrable Securities or Preferred Stock; provided, however, that any person who acquires any of the Registrable Securities or Preferred Stock in a distribution or transfer pursuant to a registration statement filed under the 1933 Act or pursuant to a sale under Rule 144, Regulation S or any other exemption from registration under the 1933 Act (other than pursuant to a distribution from the Seller to the Shareholders pursuant to an exemption from registration) shall not be considered a Holder;

               (f) "1934 Act" means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time; and

               (g) All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

     2.       Registration Under 1933 Act.

              (a) Demand Registration. By written notice delivered to the Company on or before February 1, 2000, the Holders of at least 50% of the Preferred Stock outstanding can request that the Company register all of the shares of Common Stock issuable upon conversion of the Preferred Stock plus up to an additional 100,000 shares of the Common Stock issued pursuant to the Purchase Agreement (collectively, the "Demand Shares"). Upon receipt of such notice, the Company shall use all commercially reasonable efforts to (1) file a registration statement on Form S-1 with respect to the Demand Shares as soon as possible after the Company's audited consolidated financial statements for the fiscal year ended December 31, 1999 are available and, in any event, on or before March 31, 2000 and (2) effect the registration of the Demand Shares.

              (b)        Limitations on Company's Obligation.

                         (i)       Except as set forth below, the Company is
obligated to effect only one (1) registration pursuant to Section 2(a). A registration shall be deemed not to have been made for the purposes of Section 2(a) in the event that, prior to the sale of all Demand Shares (A) a registration requested pursuant to Section 2(a) fails to become effective, (B) a stop order shall have been issued by the Commission or (C) the registration shall have been terminated prior to the Commission's declaration of effectiveness with respect thereto.

                         (ii)      A registration under Section 2(a) shall be
conditioned upon the Holder's participation in an underwritten offering and the inclusion of such Holder's Demand Shares in such underwriting. The Company shall have the right to select the underwriter(s) for such offering, provided that the lead managing underwriter is affiliated with an entity that serves as a market maker for the Common Stock and that regularly publishes research reports regarding the Company. All Holders proposing to distribute their Demand Shares through



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such underwriting shall (together with the Company and the other Holders distributing their Demand Shares through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, an underwriting agreement, questionnaires, powers of attorney and indemnities in their customary form.

              (c) The Company shall be entitled to include in any registration statement filed pursuant to Section 2(a) shares of Common Stock to be sold by the Company for its own account or for the account of other shareholders (collectively, "Other Shares"); provided that if the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in any such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the Demand Shares and (2) second, the number of Other Shares requested to be included, which in the opinion of such underwriters can be sold, in accordance with the priority provisions of
Section 9(a) hereof.

              (d) The Company shall be entitled to postpone for a reasonable period of time (but, except as otherwise provided in this Agreement, not exceeding one hundred twenty (120) days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this
Section 2, if the Company has determined, in good faith and in the exercise of reasonable judgment, that such action would materially delay or interfere with any material financing, acquisition, corporate reorganization or other transaction involving the Company then pending or contemplated, and if the Company so notifies the Holders of Demand Shares in writing of such determination and agrees to resume such registration as soon as possible after any such material financing, acquisition, corporate reorganization or other transaction is complete or terminated.

              (e) If a postponement under Section 2(d) occurs, the Holders shall continue to have the piggyback registration rights set forth in
Section 3 during such postponement.

              (f) If a registration statement pursuant to this Section 2 does not become effective within twelve (12) months after the initial filing thereof as a result of any reason other than a material adverse development in the business or condition (financial or other) of the Company or other acts or matters within the control of the Company, or if such registration statement is abandoned or withdrawn at the request of the Holders, then, unless the Holders, promptly upon receipt of a request therefor, supported by an invoice setting forth the expenses in reasonable detail, reimburse the Company for the registration expenses in respect of such registration statement, the Company shall be deemed to have satisfied its obligation pursuant to this Section 2.

              (g) Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to Section 2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process or to register as a dealer or to cause any officer or employee of the Company to register as a salesman in effecting such registration, qualification, or compliance.



Registration Rights Agreement Page 3 of 14
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         3.   Piggyback Registration. Subject to the other provisions hereof, if the Company proposes to register any of its securities under the 1933 Act, either for its own account or for the account of other holders of Common Stock (other than on a Form S-8, Form S-4 or similar registration statement or registration for foreign issuance or distribution), in connection with the public offering of such securities solely for cash, on a registration form that would also permit the registration of Registrable Securities, the Company shall, with respect to any such registration, promptly give each Holder written notice of such proposal. Upon the written request of any Holder given within fifteen (15) days after the date of any such notice by the Company, the Company shall use all commercially reasonable efforts to cause to be included in such registration under the 1933 Act all the Registrable Securities that each such Holder has requested be registered. Subject to the limitations referred to in
Section 9(b) hereof, the decision not to include any Registrable Securities in a registration under this Section 3 shall not constitute a waiver of Holder's right to include his, her or its Registrable Securities in a subsequent registration pursuant to this Section 3.

         4. Obligations of the Company. Whenever required under this Agreement to use all commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or (2) 45 days from the effective date of the registration statement; provided, however, that the foregoing periods may be superseded (but in no event shortened) in an underwriting agreement executed by the Company and the Holders with respect to the registration of Demand Shares pursuant to Section 2(a) hereof, and provided, further, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to each Holder of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such person shall specifically request exhibits), which documents will be subject to the review of such Holders and underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning a particular selling Holder has changed and such Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the registration statement under this clause if it removes the Holder and any incorrect or outdated information from the registration statement before such filing or amendment.

              (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section 3(a) and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus



Registration Rights Agreement Page 4 of 14
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supplement, and as so supplemented to be filed with the Commission pursuant to
Rule 424 under the 1933 Act.

              (c) Furnish to the selling Holders such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them included in such registration.

              (d) Use all commercially reasonable efforts to register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by any selling Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business or to file a general consent to service of process in any such counties, states or jurisdictions; and provided further that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling Holders pro rata, to the extent required by such jurisdiction, including but not limited to filing fees and expenses of counsel and other advisors and any commissions or discounts related to the registration of Registrable Securities in such other jurisdictions.

              (e) Promptly notify each selling Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of any such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.

              (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

              (g) Enter into such customary agreements (including underwriting agreements in customary form for a secondary offering) and take all such other actions as the Holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities included in such registration.

              (h) Make available for inspection by any selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or



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underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement.

              (i) Promptly notify the Holders of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

              (j) Cooperate with the selling Holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

              (k) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

              (l) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; (2) obtain an opinion of counsel to the Company, addressed to the selling Holders and underwriters, in form and substance reasonably satisfactory to the underwriters and including such matters as are customarily covered by such opinions in underwritten public offerings; and (3) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and such Holder.

              (m) Cause all such Registrable Securities registered pursuant to the terms hereof to be listed on each securities exchange on which similar securities issued by the Company are then listed.

         5. Termination of Registration. At any time before or after the filing of a registration statement, the Company may, in its sole discretion, abandon or terminate such registration



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without the consent of the Holders with no liability to the Holders or any third party arising therefrom, except to the extent otherwise provided herein.

         6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required or, in the opinion of the Company, reasonably necessary to effect the registration of such Holder's Registrable Securities.

         7. Suspension of Disposition of Registrable Securities. Each selling Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) hereof or upon receipt of a request from the managing underwriters to refrain from selling Registrable Securities in such registration, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by Section 4(e) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice or in the event the Holders refrain from selling any Registrable Securities in such registration at the request of the managing underwriters of the Common Stock (or other securities) of the Company, then, in each such case, the time periods mentioned in Section 4(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(e) hereof (or the date of any such underwriter's request) to and including the date when each selling Holder of Registrable Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof or the Advice (or shall be notified by the underwriter that such Holder is permitted to resume the sale of the Registrable Securities covered by such registration statement).

         8. Expenses of Registration. All expenses incurred in connection with a registration pursuant to this Agreement, including all registration and qualification fees, printing and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company. All other expenses (including the underwriting discounts, commissions and costs, costs and expenses described in Section 4(d)), and expenses of counsel and other advisors to the selling Holders) shall be borne by the Holders selling Registrable Securities.

         9.   Underwriting Requirements; Priorities.

              (a) The Company shall select the investment banker(s) and manager(s) to administer any offering required hereunder, if any. Subject to the terms of Section 2(c) hereof, if the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in any such registration exceeds the number



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which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the securities the Company proposes to sell, (2) second, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock holding registration rights senior in priority to those granted under this Agreement, if any, and (3) third, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective selling shareholders of Common Stock, whether or not such selling shareholders have been given registration rights by the Company, on the basis of the number of shares of Common Stock owned by each selling shareholder. The priorities described in this paragraph are subject to the rights of the Holders described in Section 2(c) with respect to a registration effected pursuant to Section 2(a).

              (b) No person may participate in any underwritten registration hereunder unless such person (1) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the Company and (2) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         10.  Termination of the Company's Obligations.

              (a) The Company shall not be obligated to register or include in any registration Registrable Securities that any Holder has requested to be registered if all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the 1933 Act pursuant to Rule 144, Regulation S or other exemption from registration promulgated by the Commission under the 1933 Act (whether or not subject to applicable volume limitations thereunder).

              (b) The Company shall not be obligated to register the Registrable Securities of any Holder in connection with the proposed registration if, within the six months prior to the time of such proposed registration, the Company has offered such Holder the opportunity to register Registrable Securities under the terms hereof and either (1) the Holder declined such offer or (2) Registrable Securities of such Holder were registered by the Company.

              (c) With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act ("Rule 144") and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                         (i)       file with the Commission in a timely manner
all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such reporting requirements; and

                         (ii)      furnish to any Holder so long as such Holder
owns any of the Registrable Securities forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the 1934 Act (at any time for which it remains subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the



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Company and (C) such other information as may be reasonably requested by any
Holder in availing such Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

         11. Lock-up Agreement. As a condition to the exercise of any registration rights hereunder, each Holder hereby agrees in connection with any registration of its Registrable Securities not to sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of or reduce its, his or her risk of ownership with respect to any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or the underwriters, as the case may be, for 180 days following the offering. Each Holder agrees to execute and deliver a lock-up agreement (setting forth the above restrictions in greater detail) if requested by the underwriters or the Company in connection with any offering of Registrable Securities; provided that, all officers and directors of the Company, and all other Persons with registration rights similar to those rights of the Holders enter into similar lock-up agreements.

         12.  Put Right.

              (a) If any Preferred Stock remains outstanding on or after thirty (30) months' after the Original Issuance Date (as defined in the Designations), each Holder of Preferred Stock shall have the right (the "Put Right") to require the Company to purchase all (but not less than all) of the shares of Preferred Stock then held by such Holder at a price equal to the Stated Value (as defined in the Designations) per share, plus accrued but unpaid dividends thereon (the "Purchase Price"), payable by the Company in cash. The Purchase Price shall be adjusted appropriately to reflect stock splits, dividends and other similar transactions as described in Subsection
(d)(5) of the Designations. Any Holder who desires to exercise a Put Right shall deliver to the Company written notice of exercise of the Put Right and a statement certifying the number of shares of Preferred Stock then owned by such Holder (the "Exercise Notice").

              (b) Provided the Holder exercises the Put Right in accordance with Section 12(a) above, the Company shall set a date for purchase which date must be within sixty (60) days after the receipt by the Company of the Exercise Notice. On such purchase date, upon the receipt of documentation from the Holder reasonably satisfactory to the Company, including properly executed stock powers and written representations and warranties from such Holder regarding (1) such Holder's ownership, free of all liens and encumbrances, of the shares of Preferred Stock subject to the Put Right, (2) such Holder's capacity and authority to sell the shares of Preferred Stock, and
(3) other representations and warranties reasonably required by the Company, the Company shall pay to each Holder who exercises a Put Right an amount in cash equal to the aggregate Purchase Price to which such Holder is entitled in exchange for such Holder's shares of Preferred Stock.

         13. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

              (a) To the full extent permitted by law, the Company will indemnify and hold harmless each Holder requesting or joining in a registration and each person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages



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or liabilities, joint or several, to which they may become subject under the
1933 Act, the 1934 Act and/or applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company will reimburse each such person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 13(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any such Holder or controlling person.

              (b) To the full extent permitted by law, each Holder requesting or joining in a registration under this Agreement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter for the Company (within the meaning of the 1933 Act), each other selling Holder and each person, if any, who controls such other selling Holder within the meaning of
Section 15 of the 1933 Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any of the foregoing persons or entities may become subject, under the 1933 Act, the 1934 Act and/or applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, underwriter, selling Holder or controlling person of any of the foregoing in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 13(b) shall not



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

apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed).

              (c) Notwithstanding anything in this Section 13 to the contrary, in no event shall the liability of any selling Holder of Registrable Securities or the Company hereunder be greater than the dollar amount of the net proceeds received by such Holder or, in the case of the Company, the proceeds received by all Holders, upon the sale of the Registrable Securities giving rise to such indemnification obligation.

              (d) Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 13, notify the indemnifying party in writing of the commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if it would be inappropriate for the counsel representing the indemnifying party to represent such indemnified parties due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding (such as the availability of defenses to one or more but not all such parties). The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to his or its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 13, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this Section 13.

         14. Remedies. In addition to being entitled to exercise all rights provided in this Agreement and the Purchase Agreement as well as all rights granted by law, including recovery of damages, the Company and each Holder of Registrable Securities will be entitled to specific performance of its rights under this Agreement.

         15. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of at least a majority of the outstanding Registrable Securities, voting together as a single class.

         16. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by personal delivery, by internationally recognized overnight courier (with charges prepaid) or by telecopy (with telephone confirmation) as follows:



Registration Rights Agreement Page 11 of 14

              (a) if to a Holder of Registrable Securities, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 16, which address initially is, with respect to the Shareholders, the address set forth in the Purchase Agreement, with a copy (which shall not constitute notice) to the Shareholders' respective counsel as identified therein; and

              (b) if to the Company, initially at its address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 16, with a copy (which shall not constitute notice) to the Company's counsel as identified in the Purchase Agreement.

              (c) All such notices and communications shall be deemed to have been duly given or made when personally delivered, the day of guaranteed delivery by such overnight courier service or when transmitted to the specified telecopy number and confirmed by telephone, in each case addressed to the respective parties as set forth above.

         17. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         18. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         19. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

         20. Arbitration. In the event of a dispute in which the parties involved cannot reach agreement, the dispute shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in a mutually acceptable locale (other than Los Angeles, California or Atlanta, Georgia) before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement.

         21. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         22. Entire Agreement. This Agreement (together with the Purchase Agreement and such other agreements as specifically referred to in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other



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

than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to any Registrable Securities held by the Holders. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         23. No Assignment; Parties Benefited. None of the Parties may assign its rights, duties or obligations under this Agreement without the express written consent of the other Parties; provided, however, that the Company may assign this Agreement to an affiliated company or the purchaser of all or substantially all of the Company's assets provided such purchaser or affiliated company (1) has a class of securities traded on a national securities exchange or the Nasdaq National Market, (2) is a reporting Company which is current in filing all required reports under the 1934 Act and (3) agrees in writing, a copy of which is delivered to the Holders at least five (5) business days' prior to such assignment, to assume the Company's obligations hereunder; and provided, further, that the rights and obligations of the original Holders under Section 3 may be transferred from such original Holders to the purchaser of at least 20% of all Registrable Securities outstanding on the date of this Agreement, provided such purchaser (1) is not engaged in a business which is competitive with the Company's business in any material respect, (2) agrees in writing to be bound by the terms and conditions hereof and (3) the Holders provide at least five (5) business days' advance written notice to the Company of such assignment, including the identity of the purchaser. Any attempted assignment outside the foregoing provisos without the written consent of the non-assigning party shall be null and void. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.



                        [Signatures begin on next page]



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

         The Parties have executed this Registration Rights Agreement as of the date first above written.

                                            "Company"
                                            Netzee, Inc.



                                               /s/ Glenn W. Sturm
                                            -----------------------------------
                                            By: Glenn W. Sturm
                                                -------------------------------
                                            Title: Chief Executive Officer
                                                   ----------------------------

                                            "Seller"
                                            DPSC Software, Inc.



                                               /s/ Bruce Gall
                                            -----------------------------------
                                            By:    Bruce Gall
                                            Title: President

                                            "Shareholders"

                                            Gall Family Trust



                                            By: /s/ Norma Gall, Trustee
                                                -------------------------------
                                                Norma Gall, Trustee


                                            By: /s/ Bruce Gall, Trustee
                                                -------------------------------
                                                Bruce Gall, Trustee


                                              /s/ Bruce Gall
                                            -----------------------------------
                                            Bruce Gall


                                              /s/ Kristen Gall
                                            -----------------------------------
                                            Kristin N. Gall


                                              /s/ James H. Jones
                                            -----------------------------------
                                            James H. Jones


                                              /s/ Kenneth Lemoine
                                            -----------------------------------
                                            Kenneth Lemoine


                                              /s/ David F. Potter
                                            -----------------------------------
                                            David F. Potter


                                              /s/ Charles Stephens
                                            -----------------------------------
                                            Charles Stephens


                                              /s/ Phillip Templer
                                            -----------------------------------
                                            Phillip Templer



Registration Rights Agreement Page 14 of 14